UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.  2 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	6531	593800845
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S Employer Identification Number)

240 Windsor Ridge #36
New Castle, Pennsylvania 16105
Tel.: (724) 656-8886
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hamilton & Lehrer
101 Plaza Real South
Suite 201
Boca Raton, Florida 33432 US
(561) 416-8956
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	18,030,000	$0.10	$1,803,000	$209.33

(1) This Registration Statement covers the resale by our selling shareholders of up to 18,030,000 shares of common stock previously issued to such selling shareholders.
(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private offering. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC BB, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated  July ______, 2011
REAL ESTATE CONTACTS, INC.
18,030,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market price or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is July ___, 2011

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.   In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Real Estate Contacts, Inc.

Overview

We were incorporated in the State of Florida on March 10, 2005 as RealEstateContacts.com, Inc. On July 1, 2010 we amended our Articles of Incorporation to change our name from RealEstateContacts.com, Inc., to Real Estate Contacts, Inc., in order to better serve our business plan.

Real Estate Contacts, Inc. operates an online real estate advertising, marketing and real estate video company that offers real estate professionals the opportunity to reach consumers interested in buying or selling property in their respective geographic area. We are focused on developing our interests initially in the United States. Our company offers real estate professionals, offices, brokerages, agents, mortgage brokers, lenders, and appraisers the opportunity to reach consumers interested in buying or selling their home and property through our search engine portal, (www.realestatecontacts.com) and our Real Estate Video Network, (www.realestatevideochannels.com). Our portal website consists of independent real estate companies and various local independently owned and operated franchisees of the nation’s well known real estate companies, as well as various real estate agents, mortgage lenders, mortgage brokers, property appraisers, property auctioneers, and real estate attorneys.

Our goal is to have the technology to focus on online media, particularly video. We plan to provide an online Real Estate Video Listings Network (www.realestatevideochannels.com) that will include rich media content including weekly and monthly shows by region which can be sold to sponsors and to affiliates by territory.

Our vision is to position our company as a national real estate search engine/social community/video listings network that matches buyers, sellers, brokers, and professionals anywhere in the world through rich social media and real estate search engine capabilities, along with a definitive online video network for real estate.

Many consumers use the internet to start their search for a home. Our business objective is to provide an easy and convenient process for the consumer whether they are a home seller or a home buyer to start their search by featuring their local real estate companies or agents website. Once on the website, the consumer who is interested in buying or selling a home can search and view homes for sale in their local area as well as receive many other real estate resources to help with all their real estate needs.  While print remains a strong advertising medium for the real estate industry, searching for a local real estate office, brokerage or agent on the Internet is an effective means for a consumer to satisfy their real estate needs.

Our goal is to build a national online lead network for our real estate agents as well as to drive homebuyers and sellers to our advertisers and sponsors’ websites and real estate video listing channel.  In addition, real estate businesses, individual brokers, agents, mortgage brokers, mortgage lenders, property appraisers, real estate attorneys, real estate auctioneers, foreclosure and Real Estate Owned (REO) specialists are able to promote themselves or their company in their local city and areas that they service as well as domestic and international.

Although the Company has conducted its operations since March 2005, it nonetheless has a limited operating history. Additionally, the Company has been unsuccessful in generating any significant revenues since its inception. This limited operating history and lack of revenues may not serve as an adequate basis to judge the Company’s future prospects and results of operations.

We have no plans to be acquired or to merge with another company, nor does the company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.
Where You Can Find Us

Our principal executive office is located at 240 Windsor Ridge #36, New Castle, Pennsylvania 16105 and our telephone number is (724) 656-8886.

The Offering

Common stock offered by selling security holders	18,030,000 shares of common stock. This number represents 32.76% of our current outstanding common stock (1).

Common stock outstanding before the offering	55,030,000 common shares as of July 27 , 2011.

Common stock outstanding after the offering	55,030,000 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)	Based on 55,030,000 shares of common stock outstanding as of July 27 , 2011.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from January 1, 2009 through December 31, 2010 are derived from our audited financial statements and our unaudited financial statements as of March 31, 2011. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

	For the three Months Ended March 31, 2011 (Unaudited)	For the year ended December 31, 2010 (Audited)
STATEMENT OF OPERATIONS

Revenues	$2,296	$6,646
Selling expenses	878	18,313
Compensation	17,516	564,430
Professional Fees	19,850	24,500
Rents and overhead	300	1,200
General and Administrative Expenses	1,042	3,106
Depreciation	250	583
Total Operating Expenses	39,836	612,132
Net Loss	(38,309)	(608,296)

	March 31, 2011 (Unaudited)	December 31, 2010 (Audited)
BALANCE SHEET DATA

Cash	$12,896	$7,784
Current assets	12,896	13,784
Total Assets	17,063	18,201

Total liabilities	203,161	192,790
Total stockholders' Deficiency	(186,098)	(174,589)

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since March 10, 2005 (inception), our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY, WE HAVE BEEN UNSUCCESFUL IN GENERATING ANY SIGNFICANT REVENUE SINCE INCEPTION. WE CAN NOT ASSURE YOU THAT WE WILL EVER BE PROFITABLE AND MAY FACE INCREAING LOSSES FOR THE FORESEABLE FUTURE.

Although the Company has conducted its operations since March 2005, it nonetheless has a limited operating history. Additionally, the Company has been unsuccessful in generating any significant revenues since its inception. The Company has net losses of $608,296 for the year ended December 31, 2010 and $38,309 for the period ended March 31, 2011 and an accumulated deficit of $2,226,918 at March 31, 2011 and $2,188,609 at December 31, 2010. This limited operating history and lack of revenues may not serve as an adequate basis to judge the Company’s future prospects and results of operations. The Company’s business and prospects must be considered in light of the risks and uncertainties frequently encountered by companies in their early stages of operations, including such companies that operate in the new and rapidly changing online advertising and marketing environment. The Company cannot assure that it will ever be profitable or that it will not be subject to increasing accumulated losses in the foreseeable future. The Company anticipates that its operating expenses will increase in concert with its planned operations.  Any significant failure to realize anticipated revenue growth could result in further losses. The Company will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including its potential failure to:

•	Implement and/or adapt and modify the Company’s business model and strategy;
•	Develop and increase brand awareness, protect the Company’s reputation, and develop customer loyalty;
•	Efficiently manage the Company’s planned expansion of its operations and related expenses; and
•
Anticipate and adapt to changing conditions in markets in which the Company operates, such as the impact of any changes mergers and acquisitions involving the Company’s competitors, technological developments, and other significant competitive and market dynamics.

If the Company is unsuccessful in addressing any or all of these risks, its business and financial condition may be materially and adversely affected.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  WITHOUT ADDITONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The continued development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to manage properties in the future. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through a subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

OUR BUSINESS IS SUSCEPTIBLE TO FLUCTUATION IN THE REAL ESTATE MARKET WHICH MAY HAVE AN ADVERSE EFFECT ON OUR ABILITY TO GENERATE REVENUE.

Our business depends substantially on the conditions of the real estate market. Demand for real estate has grown rapidly in the past decade but such growth is often accompanied by volatility in market conditions and fluctuations in real estate prices. For example, following a period of rising real estate prices and transaction volumes in most major cities from 2003 to 2007, the industry experienced a downturn in 2008, with transaction volumes in many major cities declining significantly compared to 2007. Fluctuations in the real estate market may negatively impact our ability to generate revenue through the advertising of real estate professionals on our website.  If we are unable to generate revenue through advertising on our website we may have to cease operations.

WE ARE SUBJECT TO GENERAL REAL ESTATE RISKS AND OUR REVENUE MAY FLUCTUATE.

Our primary revenue is generated from advertisements by real estate agents, professionals, offices, brokerages, agents, mortgage brokers, lenders, appraisers and lawyers in the business which subjects our business to a variety of risks. The revenue available from these advertisements will depend on the current real estate market. If the advertisements on our website do not generate sufficient income to meet operating expenses our cash flow and ability to operate will be adversely affected. .

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF ROBERT DEANGELIS, PRESIDENT AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Robert DeAngelis, President and Director. The loss of the service of Mr. DeAngelis could have a material adverse effect on our business, financial condition or results of operation.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

WE HAVE NOT FILED FOR TRADEMARK PROTECTION WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE WHICH MAY ADVERSELY IMPACT OUR ABILITY TO GENERATE REVENUE.

We have not filed for trademark protection with the United States Patent and Trademark Office regarding the use of the Company’s name, Real Estate Contacts, Inc.  Should we fail to file for protection of the Company’s name, we may be unable to adequately protect the use of our name, which would negatively affect the Company’s brand name and its ability to generate revenues.

THE COMPANY’S OFFICER AND DIRECTOR HAS SIGNIFICANT CONTROL OVER SHAREHOLDER MATTERS AND THE MINORITY SHAREHOLDERS WILL HAVE LITTLE OR NO CONTROL OVER THE COMPANY’S AFFAIRS.

The Company’s officer/director currently owns approximately 37,000,000 of the Company’s outstanding Common Stock and has significant control over shareholder matters, such as election of the Company's directors, amendments to its Articles of Incorporation, and approval of significant corporate transactions; as a result, the Company’ minority shareholders will have little or no control over its affairs.

THE COMPANY MAY BECOME DEPENDENT UPON ONLY A FEW CUSTOMERS FOR A SIGNIFICANT PORTION OF ITS REVENUE.  IF THESE CUSTOMERS NO LONGER REQUIRE OUR SERVICE IT WILL HAVE AN ADVERSE EFFECT ON OUR BUSINESS OPERATIONS.

The Company may become dependent upon only a few customers for a significant portion of its revenues. Should the Company be successful in obtaining those customers, but those customers no longer require the Company’s services or terminate the use of its services, the Company’s revenues and operations will be negatively affected.

THE REAL ESTATE MARKET IS VERY COMPETITIVE WHICH MAY HAVE A NEGATIVE EFFECT ON OUR ABILITY TO GENERATE REVENUE AND CONTINUE OUR BUSINESS OPERATIONS.

The Real Estate Advertising/Marketing services market is becoming increasingly competitive and the barriers to entry regarding such services are low.  Many of the Company’s existing and potential competitors have longer operating histories in the Real Estate Advertising Marketing business, greater name recognition, larger client base, greater Internet traffic, and greater financial, technical and marketing resources than the Company does. The Real Estate Advertising Marketing business is subject to intense competition; should the Company be unable to overcome such competitive forces, its operations will be negatively affected and it will be unable to expand its business.

IF THE COMPANY FAILS TO PROMOTE ITS BRAND COST EFFECTIVELY IT MAY HAVE A NEGATIVE IMPACT ON OUR BUSINESS OPERATIONS.

If the Company fails to promote and maintain its brand successfully, or the Company incurs significant expenses pertaining to promotion of its brand without corresponding revenue increases, the Company’s business may be adversely affected.

OUR BUSINESS IS SUBJECT TO VARIOUS RISKS ASSOICATED WITH CONDUCTING BUSINESS ONLINE

The Company’s business  is conducted solely within the Internet arena and is subject to various risks associated with conducting business online, including: (a) the Company’s target clients, real estate professionals, offices, agents, and mortgage brokers and lenders, may operate their own Internet portal for advertising and marketing purposes, and have no need for the Company’s advertising and marketing services; and (b) consumer traffic to the Company’s website and its advertising/marketing revenues are based on consumer and real estate professional’s acceptance and/or continued acceptance of online marketing and advertising, which there is no assurance will continue to be an acceptable mode of marketing and advertising.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 510,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $.00001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Item 4.  Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Item 5.  Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution

The common stock to be sold by the selling shareholders are provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders. However, in the future if we decide to issue more shares our existing shareholders will experience dilution.

Item 7. Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 18,030,000 shares of our common stock held by each of the selling security holders as of July 27 , 2011. Such shareholders include the holders of the 17,930,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed at an offering price of $0.10 and 100,000 shares issued for services rendered.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 14, 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Jim Nelson	200,000	200,000	0	0%
1994 Gary & Kathryn Revocable Trust (Gary Wilstein)(1)	1,000,000	1,000,000	0	0%
Robert Burton	1,000,000	1,000,000	0	0%
Ron Chapman	200,000	200,000	0	0%
Lamar Hattaway	400,000	400,000	0	0%
Kish Gohil	10,000	10,000	0	0%
Nick Sfroza	25,000	25,000	0	0%
Jeff Juneau	300,000	300,000	0	0%
Jim Hughes	250,000	250,000	0	0%
Greg Barnhart	25,000	25,000	0	0%
Joe Antoniotti	25,000	25,000	0	0%
Douglas S. Hackett	4,000,000	4,000,000	0	0%
Hector Llorens	3,030,000	3,030,000	0	0%
Gary Schroeder	100,000	100,000	0	0%
Allan Modi	10,000	10,000	0	0%
Don Ledingham	25,000	25,000	0	0%
Anthony DiPiazza	200,000	200,000	0	0%
Mike Eager	200,000	200,000	0	0%
Todd Burkdoll	300,000	300,000	0	0%
I.D. Bluford	30,000	30,000	0	0%
Jim Akers	10,000	10,000	0	0%
Don Broughton	300,000	300,000	0	0%
Stanley Odem	10,000	10,000	0	0%
Dale Baker	25,000	25,000	0	0%
Jonathan Reagle	5,000	5,000	0	0%
Dorothy Read	30,000	30,000	0	0%
John O’Donnell	20,000	20,000	0	0%
Larry Phillips	5,000	5,000	0	0%
William Read	10,000	10,000	0	0%
Mike Cross	25,000	25,000	0	0%
Tom Winter	100,000	100,000	0	0%
Eleanor Sacco	20,000	20,000	0	0%
Joe Ball	5,000	5,000	0	0%
Byrd & Company (James Byrd)(2)	2,000,000	2,000,000	0	0%
Emerging Markets Consulting, LLC (James Painter)(3)	4,000,000	4,000,000	0	0%
Abner Siegel	35,000	35,000	0	0%
Peter Messineo	100,000	100,000	0	0%

 (1) Gary Wilstein is the trustee of the 1994 Gary & Kathryn Revocable Trust and has voting and dispositive control of these shares.
 (2) James Byrd has voting and dispositive control over the shares held by Byrd & Company
 (3) James Painter has voting and dispositive control over the shares held by Emerging Markets Consulting, LLC

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates or
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $51,209.00

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 510,000,000 shares of capital stock, of which 500,000,000 shares are common stock, $0.00001 par value per share, and there are 10,000,000 preferred shares, $0.0001 par value per share authorized.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.00001 par value per share. Currently we have 55,030,000 shares of common stock issued and outstanding as of July 27 , 2011.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share. Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Florida on March 10, 2005 as RealEstateContacts.com, Inc. On July 1, 2010 we amended our Articles of Incorporation to change our name from RealEstateContacts.com, Inc., to Real Estate Contacts, Inc., in order to better serve our business plan.

Real Estate Contacts, Inc., is in the business of operating an online real estate advertising and marketing portal.    Through our search engine portal website www.realestatecontacts.com our company offers real estate professionals, offices, brokerages, agents, mortgage brokers, lenders, and appraisers the opportunity to reach consumers interested in buying or selling their home and property.  Our portal website consists of independent real estate companies and various local independently owned and operated franchisees of the nation’s well known real estate companies, as well as various real estate agents, mortgage lenders, mortgage brokers, property appraisers, property auctioneers, and real estate attorneys. We serve as a portal that directs consumers to real estate offices, real estate brokers and real estate agents websites for more detailed information about properties and homes for sale in their local areas.

We anticipate having the technology to focus on online media, particularly video.  We plan to provide an online Real Estate Video Listings Network (REVLN), www.realestatevideochannels.com that will include rich media content including weekly and monthly shows by geographic region which can be sold to sponsors and to affiliates by territory. We intend for our REVLN to offer real estate professionals the opportunity to reach consumers interested in buying or selling property in their respective geographic area through the internet by online streaming video.  At this time, www.realestatevideochannels.com is under construction. We intend to have www.realestatevideochannels.com fully functional by August 2011.

We generate our revenue from selling advertisements to real estate professionals on our real estate portal search website: www.realestatecontacts.com. Our advertisers pay a yearly fee that includes a banner ad as well as a profile description in the cities and areas that they service.  The profile description consists of a name or corporate name, address, phone number, email address, website address, current listings URL address, blog website and a real estate video website address.  Once our real estate video channel is fully functional, it will add to our revenue stream from the sale of advertisements and the sale of video channels to real estate professionals.

Our vision is to position our company as the first of its kind national real estate search engine, social community, and video listings network that matches buyers, sellers, brokers, and professionals anywhere in the world through social media and real estate search engine capabilities, along with the most definitive online video network for real estate.

 Many consumers use the internet to start their search for a home. Our business objective is to provide an easy and convenient process for the consumer whether they are a home seller or a home buyer to start their search by featuring their local real estate companies or agents website. Once on the website, the consumer who is interested in buying or selling a home can search and view homes for sale in their local area as well as receive many other real estate resources to help with all their real estate needs.  While print remains a strong advertising medium for the real estate industry, searching for a local real estate office, brokerage or agent on the internet is an effective means for a consumer to satisfy their real estate needs.

Real Estate Contacts, Inc currently owns 23domain and URL names to expand our companies’ online search presence that will include a real estate video network channel, a social media network, and a foreclosure network. We intend to design, build and market several new real estate websites that will include a real estate video channel, a real estate social interactive media network and also a foreclosure website. Our main portal website is realestatecontacts.com. We own realestatevideochannels.com which will be designed to include the first national online real estate video listing channel. This website will also include the sale of video channels to our affiliates. We also own realestatesocialcontacts.com that will be designed and developed for a national real estate social interactive network. We also own foreclosurechannel.net which will be designed to include foreclosures, short sales and bank owned REO’s. Our other domain names are: realestatecontacts.tv, realestatecontacts.net, realestatecontacts.info, realestatecontacts.biz, realestatecontacts.us, realestatecontact.com, bankownedchannel.com, bankreochannel.com, theshortsalechannel.com, realestatemediacontacts.com, realestatemediacontacts.net, realestatemedianetworks.com, realestatemedianetworks.net, floridarealestatecontacts.com, californiarealestatecontacts.com, realestatevideochannels.net, realestatevideochannel.com, realestatevideochannel.net, and realestatesocialcontacts.net

Our goal is to build a national online lead network for our real estate agents as well as to drive homebuyers and sellers to our advertisers and sponsors’ websites and real estate video listing channel.  In addition, real estate businesses, individual brokers, agents, mortgage brokers, mortgage lenders, property appraisers, real estate attorneys, real estate auctioneers, foreclosure specialists are able to promote themselves or their company in their local city and areas that they service as well as domestic and international.

Our Operating Strategy

Our website allows real estate professionals and consumers to interact through the Internet as a business medium.  Our operating strategy is to feature real estate agents websites on the RealEstateContacts.com portal website in the areas that they service and work enabling potential home buyers to view real estate listings and homes that are for sale and featured on the real estate agency’s website.  This format would be called a lead generation program for real estate professionals that are on the RealEstateContacts.com portal website.

We will also have the technology to focus on online media, particularly video.  We will provide an online Real Estate Listings Video Network that will include rich media content including weekly and monthly shows by region which can be sold to sponsors and to affiliates by territory

Real Estate Contacts, Inc. will offer affiliate territories for local publishing of online real estate video channels in many areas, where our affiliate partner can own their own network channel, earn additional revenue opportunities, manage the publishing and display hundreds of video properties in a true television format through one simple tool giving real estate professionals exposure for their properties in less time and for less money.

Our business strategy is an ease of use approach which allows the consumer to view listings of homes from the website of their local real estate office or agent. In addition, our website will feature no more than five agents per territory. This approach will eliminate a substantial amount of the competition for the real estate agent, broker and office. For this reason alone we believe our concept will have a high level of interest from any real estate professional.

Our focus is driving high volumes of traffic to our advertisers putting the consumer with the most relevant and desired professional. Thousands of unique visitors visit our website, (RealEstateContacts.com), to view real estate listings and homes for sale.  We accomplish this through highly focused and well designed SEO strategies that allow our advertisers to receive greater amount of sales without spending huge resources.  Our methodology and resource expenditures are invaluable tools to our advertisers.  We do the marketing and our advertisers get the leads.

Currently, while there are other real estate directories and portals on the Internet, only a select few feature real estate agents on a semi-exclusive basis. We believe this approach will be attractive to real estate professionals in each locale.

The RealEstateContacts.com portal website also features local mortgage brokers, lenders, real estate appraisers and real estate attorneys that want more traffic and exposure to their website for potential new clients.  By featuring local mortgage brokers, appraisers and real estate attorneys our website allows the consumer to have access to any financial, legal or appraisals questions and can receive all the information they would need very quickly in their geographical area.

We believe the driving of internet traffic is the key to any online marketing company. We intend to build our advertising campaign around all internet related marketing concepts, such as search engine optimization, pay per clicks advertising, banner advertising, email marketing, and linking up to other real estate portals and directories.

Our goal is to connect real estate professionals with consumers who are interested in buying or selling a home. We believe that when a customer does research and knows which house he or she is interested in, the result is a more effective and time-efficient transaction for both buyer and seller. We currently are aligned with over 2000 real estate offices and agents covering all 50 states.

Employees

As of July 27 , 2011 we have one full time employee, and plan to employ more qualified employees in the near future.  On March 10, 2010 we entered into a three year employment agreement with Robert DeAngelis to serve as the President and Chief Executive Officer of the Company. Mr. DeAngelis will be paid a minimum of $5,000.00 per month plus performance bonuses.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 240 Windsor Ridge #36 New Castle, Pennsylvania 16105, and our telephone number is (724) 656-8886.  Office space is provided by our Chief Executive Officer at no charge.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 37 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Index to Financial Statements

Real Estate Contacts, Inc.

REAL ESTATE CONTACTS, INC.

Balance Sheets

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets
Cash	$12,896	$7,784
Prepaid expenses	-	6,000
Total current assets	12,896	13,784

Property & equipment, net of accumulated
depreciation of $833 and $583, respectively	4,167	4,417

Total Assets	$17,063	$18,201

Liabilities and Stockholders' Deficiency
Current liabilities
Accrued expenses	$43,454	$40,162
Deferred Revenue	1,750	1,146
Due to Stockholder	157,957	151,482
Total liabilities	203,161	192,790

Stockholders' Deficiency
Preferred Stock, $0.0001 par value,
10,000,000 shares authorized; none issued outstanding	-	-
Common Stock, $0.00001 par value, 500,000,000 shares
authorized; 54,010,000 and 51,395,000 shares
issued and outstanding, respectively	540	514
Additional paid-in capital	2,040,280	2,013,506
Accumulated Deficiency	(2,226,918)	(2,188,609)
Total stockholders' deficiency	(186,098)	(174,589)

Total Liabilities and Stockholders' Deficiency	$17,063	$18,201

The accompanying notes are an integral part of these unaudited financial statements.

F-1

REAL ESTATE CONTACTS, INC.

Statements of Operation
(unaudited)

	For the Three Months Ended
	March 31,
	2011	2010

Revenues	$2,296	$2,234

Operating expenses:
Selling expenses	878	392
Compensation	17,516	15,728
Professional	19,850	-
Rents and overhead	300	300
General and administrative	1,042	459
Depreciation	250	-

Total operating expenses	39,836	16,879

Net loss from operations	(37,540)	(14,645)

Other (expense):
Interest expense	(769)	(703)

Net loss	$(38,309)	$(15,348)

Loss per share, basic and dilutive	$(0.00)	$(0.00)

Weighted average shares outstanding basic and dilutive	52,934,999	30,020,278

The accompanying notes are an integral part of these unaudited financial statements

F-2

REAL ESTATE CONTACTS, INC.

Statement of Stockholders' Deficiency
For the Three months ended March 31, 2011
(Unaudited)

					Additional		Stock-
	Preferred Stock		Common		Paid in	Accumulated	Holders'
	Shares	Par	shares	Par	Capital	Deficit	Deficiency

Balance at December 31, 2010	-	$-	51,395,000	$514	$2,013,506	$(2,188,609)	$(174,589)

Common shares sold for cash,
January 25, 2011 for $0.005	-	-	2,000,000	20	9,980	-	10,000
March 11, 2011 for $0.10	-	-	15,000	-	1,500	-	1,500
March 31, 2011 for $0.01	-	-	500,000	5	4,995	-	5,000

Common shares issued for services
January 07, 2011 for $0.10	-	-	100,000	1	9,999	-	10,000

In kind contribution of rent	-	-	-	-	300	-	300

Net loss	-	-	-	-	-	(38,309)	(38,309)
Balance at March 31, 2011	-	$-	54,010,000	$540	$2,040,280	$(2,226,918)	$(186,098)

The accompanying notes are an integral part of these unaudited financial statements

F-3

REAL ESTATE CONTACTS, INC.
Statement of Cash Flows
(Unaudited)

	For the Three Months Ended
	March 31,
	2011	2010

Cash Flows from Operating Activities:
Net loss	$(38,309)	$(15,347)
Adjustment to reconcile Net Loss to net
cash used in operations:
Depreciation and amortization	250	-
Shares issued for services	10,000	-
In kind contribution for rent	300	300
Changes in assets and liabilities:
Prepaid expenses	6,000	-
Accounts payable and accrued expenses	3,292	1,432
Deferred Revenue	604	1,021
Net Cash Used in Operating Activities	(17,863)	(12,594)

Cash Flows from Financing Activities:
Proceeds from issuance of equity	16,500	3,000
Stockhholder advances	6,475	9,530
Net Cash Provided by Operating Activities	22,975	12,530

Net increase (decrease) in Cash	5,112	(64)

Cash at beginning of period	7,784	311

Cash at end of period	$12,896	$247

Supplemental cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-4

REAL ESTATE CONTACTS, INC.
 Notes to the Financial Statements
For the three months ended March 31, 2011 and 2010
Unaudited

1.           Background Information

 Real Estate Contacts, Inc. ("The Company") was formed on March 10, 2005 as a Florida Corporation and is based in New Castle Pennsylvania.  The Company engages in the ownership and operation of a real estate advertising website that provides an online real estate advertising, marketing and real estate video television company that offers real estate professionals the opportunity to reach consumers interested in buying or selling property in their respective geographic area.

Along with our comprehensive real estate search engine portal we plan to launch and operate the most definitive online real estate television network with a focus on foreclosures, bank owned REO's, and short sale opportunities in the hottest and most dynamic markets.

RealEstateContacts.com  provides a service that enables real estate professionals to capture, cultivate, and convert leads which cater to prospective home buyers and sellers from our Real Estate Search engine website and our Real Estate Video Television Channel.

The Company’s business is conducted solely within the Internet and the Online Television Video arena. Our company is the first of its kind real estate search engine, social community and media network that matches buyers, sellers, brokers and professionals anywhere in the world through rich online media.

2.          Basis of presentation:

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information and with the instructions to Form 10-Q and Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2011 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2011.

For further information, refer to Real Estate Contacts, Inc.’s (the “Company”) audited financial statements and footnotes thereto included in the Form S-1 for the years ended December 31, 2010 and 2009.

3.          Summary of Significant Accounting Policies

Basis of Accounting

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America.

F-5

REAL ESTATE CONTACTS, INC.
 Notes to the Financial Statements
For the three months ended March 31, 2011 and 2010
Unaudited

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Our most significant estimates are for potential credit card chargebacks and refunds based on our historical chargeback and refund experience. We evaluate our estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions. Sales are reduced by the amount of these estimates.

Financial Instruments

The Company’s balance sheets include the following financial instruments: cash, accrued expenses, deferred revenues and payables to a stockholder. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the due to stockholder approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.  As at March 31, 2011, deposits with this bank did not exceed the amount of insurance provided on such deposits.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

Consideration for future advertising services are made by customers in advance of those services being provided.   Advertising revenue is recognized ratably over the period that the services are subscribed, generally a one year period.  The unearned portion of the advertising revenue is deferred until future periods in which the subscription is earned.

F-6

REAL ESTATE CONTACTS, INC.
 Notes to the Financial Statements
For the three months ended March 31, 2011 and 2010
Unaudited

The Company has not issued guarantees or other warrantees on the advertising subscription success or results.  The Company has not experienced any refund requests or committed to any adjustments for terminated subscriptions.  The Company does not believe that there is any required liability

Accounts Receivable

The Company currently does not issue credit on services provided, therefore there are no accounts receivable.  No allowance for doubtful accounts is considered necessary to be established for amounts that may not be recoverable, since there has been no credit issued.

Property and Equipment

In accordance with FASB ASC No. 350, Intangibles, Goodwill and Other, the Company requires that intangible assets with a finite life be amortized over their  life and requires that goodwill and intangible assets be reviewed for impairment annually or more frequently if impairment indicators arise.

Stock Based Compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB ASC 718. FASB ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”) defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the ASC 505.

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-7

REAL ESTATE CONTACTS, INC.
 Notes to the Financial Statements
For the three months ended March 31, 2011 and 2010
Unaudited

Loss Per Share

Basic loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, Earnings Per Share.

Diluted income per share includes the dilutive effects of stock options, warrants, and stock equivalents. To the extent stock options, stock equivalents and warrants are anti-dilutive, they are excluded from the calculation of diluted income per share. For the quarters ended March 31, 2011 and 2010  there were no share equivalents.

4.            Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

The Company incurred net losses of $38,309 and $15,348 , accumulated deficits of $2,226,918 and $2,188,609 and negative operating cash flows of $17,863 and $12,594 for the quarter ended March 31, 2011 and 2010, respectively. As of March 31, 2011, the Company has a working capital deficiency of $190,265. As of March 31, 2011 the Company had insufficient cash with which to satisfy future cash requirements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to build and maintain websites and to provide services and support to its customers and users. There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

5.            Recently Issued Accounting Pronouncements

In October 2009, the FASB issued an Accounting Standard Update (“ASU”) No. 2009-13, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. The ASU significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. The ASU will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect the adoption of ASU No. 2009-13 to have any effect on its financial statements upon its required adoption on January 1, 2011. In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for the Company with the reporting period beginning January 1, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which will become effective for the Company with the reporting period beginning July 1, 2011. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on the Company’s financial statements.

F-8

REAL ESTATE CONTACTS, INC.
 Notes to the Financial Statements
For the three months ended March 31, 2011 and 2010
Unaudited

In February 2010, the FASB issued ASU No. 2010-9, which amends the Subsequent Events Topic of the Accounting Standards Codification to eliminate the requirement for public companies to disclose the date through which subsequent events have been evaluated. The Company will continue to evaluate subsequent events through the date of the issuance of the financial statements; however, consistent with the guidance, this date will no longer be disclosed. ASU 2010-09 does not have any impact on the Company’s results of operations, financial condition or liquidity.

In April 2010, the FASB issued ASU No. 2010-13—Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades as codified in ASC 718—Compensation—Stock Compensation (“ASC 718”). This update addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. ASC 718 is amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a market, performance, or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies as equity classification. This ASU is effective for fiscal years beginning on or after December 15, 2010, and the Company is currently assessing the potential impact, if any, the adoption of this update may have on its Consolidated Financial Statements.

6.            Deferred Revenue

Deferred revenues are derived from the unearned portion of advertising subscriptions.  Advertising revenue is generated primarily from annual subscription transactions.  Revenue is earned ratably over the expired portion of the subscription term.  The unearned portion is deferred until earned through the passage of time based on the subscription term.

7.            Equity

During the Quarter ended March 31, 2011, the Company issued 2,515,000 shares for total cash consideration of $16,500.

During the quarter ended March 31, 2011, the Company issued 100,000 shares for professional services valued at $10,000.

There are no warrants or options currently outstanding.

8.            Related Party Transactions

The Company has minimal needs for facilities and operates from office space provided by the majority shareholder.  There are no lease terms.  For the Quarters ended March 31, 2011 and 2010, rent has been calculated based on the limited needs at a fair market value of the space provided.  Rent expense was $300 and $300 for the quarters ended March 31, 2011 and 2010, respectively.

9.           Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through June 9, 2011, the date the financial statements were issued.

Subsequent to year end, the Company issued a total of 1,020,000 shares of common stock for cash consideration of $7,000.

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Real Estate Contacts, Inc.

We have audited the accompanying balance sheets of Real Estate Contacts, Inc. (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, changes in stockholders’ deficiency and cash flows for the two years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Real Estate Contacts, Inc. as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has net losses of $608,296 and $72,170 and a negative cash flows from operations of $95,496 and $62,805 for the years ended December 31, 2010 and 2009, respectively and a working capital deficiency of $179,006 and a stockholders' deficiency of $174,589 as of December 31, 2010.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
June 9, 2011

REAL ESTATE CONTACTS, INC.

Balance Sheets

	December 31,	December 31,
	2010	2009

Assets
Current assets
Cash	$7,784	$311
Prepaid expenses	6,000	-
Total current assets	13,784	311

Website, net of accumulated
amortization of $583 and 0, respectively	4,417	-

Total Assets	$18,201	$311

Liabilities and Stockholders' Deficiency
Current liabilities
Accrued expenses	$40,162	$22,917
Deferred Revenue	1,146	1,375
Due to Shareholder	151,482	128,812
Total liabilities	192,790	153,104

Stockholders' Deficiency
Preferred Stock $0.0001 par value, 10,000,000 shares	-	-
authorized; none issued and outstanding
Common Stock, $0.00001 par value, 500,000,000 shares
authorized; 51,395,000 and 30,010,000 shares
issued and outstanding, respectively	514	300
Additional paid-in capital	2,013,506	1,427,220
Accumulated Deficit	(2,188,609)	(1,580,313)
Total stockholders' Deficiency	(174,589)	(152,793)

Total Liabilities and Stockholders' Deficiency	$18,201	$311

The accompanying notes are an integral part of these audited financial statements.

REAL ESTATE CONTACTS, INC.

Statements of Operations

	For the Year Ended
	December 31,
	2010	2009

Revenues	$6,646	$3,525

Operating expenses:
Selling expenses	18,313	2,353
Compensation	564,430	64,940
Professional	24,500	500
Rents and overhead	1,200	1,200
General and administrative	3,106	4,240
Amortization	583	-

Total operating expenses	612,132	73,233

Net loss from operations	(605,486)	(69,708)

Other (expense)
Interest expense	(2,810)	(2,462)

Net loss	$(608,296)	$(72,170)

Loss per share, basic and dilutive	$(0.02)	$(0.00)

Weighted average shares outstanding basic and dilutive	39,094,508	29,704,995

The accompanying notes are an integral part of these audited financial statements

REAL ESTATE CONTACTS, INC.

Statements of Stockholders' Deficiency
For the years ended December 31, 2010 and 2009

					Additional		Stock-
	Preferred Stock		Common		Paid in	Accumulated	Holders'
	shares	Par	shares	Par	Capital	Deficit	Deficiency

Balance at December 31, 2008	-	$-	29,273,000	$293	$1,374,827	$(1,508,143)	$(133,023)

Common shares sold for cash	-	-	737,000	7	52,693	-	52,700

Return of capital	-	-	-	-	(1,500)	-	(1,500)

In kind contribution of rent	-	-	-	-	1,200	-	1,200

Net loss	-	-	-	-	-	(72,170)	(72,170)
Balance at December 31, 2009	-	-	30,010,000	300	1,427,220	(1,580,313)	(152,793)

Common shares sold for cash	-	-	11,385,000	114	85,186	-	85,300

Common shares issued for services	-	-	10,000,000	100	499,900	-	500,000

In kind contribution of rent	-	-	-	-	1,200	-	1,200

Net loss	-	-	-	-	-	(608,296)	(608,296)
Balance at December 31, 2010	-	$-	51,395,000	$514	$2,013,506	$(2,188,609)	$(174,589)

The accompanying notes are an integral part of these audited financial statements

REAL ESTATE CONTACTS, INC.

Statement of Cash Flows

	For the Year Ended
	December 31,
	2010	2009

Cash Flows from Operating Activities:
Net loss	$(608,296)	$(72,170)
Adjustment to reconcile Net Loss to net
cash used in operations:
Amortization	583	-
Stock based compensation	500,000	-
In kind contribution of rent	1,200	1,200
Changes in assets and liabilities:
Prepaid expenses	(6,000)	-
Accrued expenses	17,246	7,415
Deferred Revenue	(229)	750
Net Cash Used in Operating Activities	(95,496)	(62,805)

Cash Flows from Investing Activities:
Website costs	(5,000)	-
Net Cash Used inOperating Activities	(5,000)	-

Cash Flows from Financing Activities:
Proceeds from issuance of equity	85,300	52,700
Return of capital	-	(1,500)
Stockhholder advances	22,669	10,153
Net Cash Provided by Operating Activities	107,969	61,353

Net increase (decrease) in Cash	7,473	(1,452)

Cash at beginning of period	311	1,763

Cash at end of period	$7,784	$311

Supplemental cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these audited financial statements.

REAL ESTATE CONTACTS, INC.
 (A Development Stage Company)
Notes to the Financial Statements
For the years ended December 31, 2010 and 2009

1.        Background Information

 Real Estate Contacts, Inc. ("The Company") was formed on March 10, 2005 as a Florida Corporation and is based in New Castle, Pennsylvania.  The Company engages in the ownership and operation of a real estate advertising website that provides an online real estate advertising, marketing and real estate video television company that offers real estate professionals the opportunity to reach consumers interested in buying or selling property in their respective geographic area.

Along with our comprehensive real estate search engine portal, we plan to launch and operate the most definitive online real estate television network with a focus on foreclosures, bank owned REO's, and short sale opportunities in the hottest and most dynamic markets.

RealEstateContacts.com provides a service that enables real estate professionals to capture, cultivate, and convert leads which cater to prospective home buyers and sellers from our Real Estate Search engine website and our Real Estate Video Television Channel.

The Company’s business is conducted solely within the Internet and the Online Television Video arena. Our company is the first of its kind real estate search engine, social community and media network that matches buyers, sellers, brokers and professionals anywhere in the world through rich online media.

2.        Summary of Significant Accounting Policies

Basis of Accounting
The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America.

Use of Estimates
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Our most significant estimates are for potential credit card charge backs and refunds based on our historical chargeback and refund experience. We evaluate our estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions. Sales are reduced by the amount of these estimates.

Financial Instruments
The Company’s balance sheets include the following financial instruments: cash, accrued expenses, deferred revenues and payables to a stockholder. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the due to stockholder  approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.

Cash and Cash Equivalents
The majority of cash is maintained with a major financial institution in the United States.  As at December 31, 2010 and 2009, deposits with this bank did not exceed the amount of insurance provided on such deposits.   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition
The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

Consideration for future advertising services are made by customers in advance of those services being provided.   Advertising revenue is recognized ratably over the period that the services are subscribed, generally a one year period.  The unearned portion of the advertising revenue is deferred until future periods in which the subscription is earned.

The Company has not issued guarantees or other warrantees on the advertising subscription success or results.  The Company has not experienced any refund requests or committed to any adjustments for terminated subscriptions.  The Company does not believe that there is any required liability.

Accounts Receivable
The Company currently does not issue credit on services provided, therefore there are no accounts receivable.  No allowance for doubtful accounts is considered necessary to be established for amounts that may not be recoverable, since there has been no credit issued.

Property and Equipment
Costs incurred in the planning stage of a website are expensed, while costs incurred in the development stage are capitalized and amortized over the estimated three year life of the asset. In accordance with FASB ASC No. 350, Intangibles, Goodwill and Other, the Company requires that intangible assets with a finite life be amortized over their life and requires that goodwill and intangible assets be reviewed for impairment annually or more frequently if impairment indicators arise.

Stock Based Compensation
In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB ASC 718. FASB ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”) defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the ASC 505.

Advertising
The costs of advertising are expensed as incurred.  Advertising expense was $16,500 and $350 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes
The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings (loss) Per Share
Basic income (loss) per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, Earnings Per Share.

Diluted income (loss) per share includes the dilutive effects of stock options, warrants, and stock equivalents. To the extent stock options, stock equivalents and warrants are anti-dilutive, they are excluded from the calculation of diluted income per share. For the years ended December 31, 2010 and 2009 there were no share equivalents.

3.        Going Concern

The accompanying audited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

The Company incurred net losses of $608,296 and $72,170, accumulated deficits of $2,188,609 and $1,580,313 and negative operating cash flows of $95,496 and $62,805 for the years ended December 31, 2010 and 2009, respectively.  As of December 31, 2010 the Company had insufficient cash with which to satisfy future cash requirements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business.  There can be no assurance that the Company will be successful in raising such capital.  The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to build and maintain websites and to provide services and support to its customers and users.  There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

4.       Recently Issued Accounting Pronouncements

In October 2009, the FASB issued an Accounting Standard Update (“ASU”) No. 2009-13, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. The ASU significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. The ASU will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect the adoption of ASU No. 2009-13 to have any effect on its financial statements upon its required adoption on January 1, 2011. In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for the Company with the reporting period beginning January 1, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which will become effective for the Company with the reporting period beginning July 1, 2011. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU No. 2010-9, which amends the Subsequent Events Topic of the Accounting Standards Codification to eliminate the requirement for public companies to disclose the date through which subsequent events have been evaluated. The Company will continue to evaluate subsequent events through the date of the issuance of the financial statements; however, consistent with the guidance, this date will no longer be disclosed. ASU 2010-09 does not have any impact on the Company’s results of operations, financial condition or liquidity.

In April 2010, the FASB issued ASU No. 2010-13—Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades as codified in ASC 718—Compensation—Stock Compensation (“ASC 718”). This update addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. ASC 718 is amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a market, performance, or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies as equity classification. This ASU is effective for fiscal years beginning on or after December 15, 2010, and the Company is currently assessing the potential impact, if any, the adoption of this update may have on its Consolidated Financial Statements.

5.        Property and Equipment

Property and equipment consists of:

	December 31, 2010	December 31, 2009
Website Development Costs	$5,000	$-
Less accumulated depreciation	583	-
Property and equipment, net	$4,417	$-

Amortization of the website was $583 and $0 for the years ended December 31, 2010 and 2009, respectively.

6.        Accrued Liabilities

Accrued expenses consist of:

	December 31, 2010	December 31, 2009
Accrued Interest	$11,072	$8,257
Accrued Payroll Taxes	19,090	14,660
Accrued Professional	10,000	-
Total Accrued expenses	$40,162	$22,917

Deferred revenues are derived from the unearned portion of advertising subscriptions.  Advertising revenue is generated primarily from annual subscription transactions.  Revenue is earned ratably over the expired portion of the subscription term.  The unearned portion is deferred until earned through the passage of time based on the subscription term.

7.        Income Tax

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

	December 31, 2010	December 31, 2009
Income tax provision (benefit) at statutory rate	$(226,900)	$(26,900)
Non-Deductible items	186,500	-
Subtotal	(40,400)	(26,900)
Change in valuation allowance	40,400	26,900
Income Tax Expense	$-	$-

Net deferred tax assets and liabilities were comprised of the following:
Net Operating Losses	$163,600	$123,200

Valuation allowance	(163,600)	(123,200)
Deferred tax asset, net	$-	$-

As of December 31, 2010, the Company has taxable net loss carryovers of approximately $439,000. The change in the valuation allowance for the years ended December 31, 2010 and 2009 was $40,400 and $26,900, respectively. Net operating losses will begin to expire in 2025.

8.        Equity

The Company has Ten Million (10,000,000) shares of Preferred Stock with a par value of $0.0001 and Five Hundred Million (500,000,000) shares of stock are authorized by the company’s Amended Articles of Incorporation filed within the State of Florida, at par value $.00001.

The Company has issued 11,385,000 and 737,000, common shares for cash proceeds of $85,300 and $52,700 for the years ended December 31, 2010 and 2009, respectively.

During the year ended December 31, 2010, the Company issued 10,000,000 shares to the president for services rendered. These shares were valued at $.05 per share, based on the established fair value of shares sold to unrelated third party investors at the time of grant as compensation expense of $500,000 (See Note 9).

During the years ended December 31, 2010 and 2009, $1,200 and $1,200 of in-kind contribution for rent expense was recorded.

During the year ended December 31, 2009, the Company made payments totaling $1,500 to three shareholders in settlement of a profit sharing agreement.  These payments were treated as a return of capital.

There are no warrants or options currently outstanding.

9.       Related Party Transactions

On March 10, 2010, we entered into an employment agreement with Robert DeAngelis, our Chief Executive Officer. The employment agreement is for a period of three years and can be cancelled upon written notice by either employee or employer (if certain employee acts of misconduct are committed). The total minimum aggregate annual amount due under the employment agreement is approximately $60,000 plus bonuses (See Note 8 and 10)

The majority shareholder has advanced funds or deferred contractual salaries since inception, for the purpose of financing working capital and product development.  Advances amounted to $151,482 and $128,812 for the years ended December 31, 2010 and 2009, respectively. There are no repayment terms to this advance.  In the absence of a formal agreement or stated interest rate, the Company is accruing interest at a minimal variable rate, currently 2%.  Management will periodically adjust the rate recognized, following guidelines of applicable federal rates of interest.

The Company has minimal needs for facilities and operates from office space provided by the majority shareholder.  There are no lease terms.  For the years ended December 31, 2010 and 2009, rent has been calculated based on the fair value of the space provided.  Rent expense was $1,200 and $1,200 for the years ended December 31, 2010 and 2009, respectively (See Note 8).

During the year ended December 31, 2010, the Company issued 10,000,000 shares to the founder for services rendered (See Note 8).

10.     Commitments and Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

On March 10, 2010, we entered into an employment agreement with Robert DeAngelis, our Chief Executive Officer. The employment agreement is for a period of three years and can be cancelled upon written notice by either employee or employer (See Note 9).

11.      Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclose through June 9, 2011 the date the financial statements were issued.

Subsequent to year end, the Company issued 3,535,000 shares of common stock for cash consideration of $23,500 and 100,000 shared of common stock for services with a fair value of $10,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

Our plan of operation is to operate the most definitive online video network and search engine portal for real estate. We want to position our company as the first of its kind national real estate search engine/social community/media video network that matches buyers, sellers, brokers, and professionals anywhere in the world through rich and social media.

Our website allows real estate professionals and consumers to interact through the internet as a business medium. The Company’s operating strategy is to feature real estate professional’s websites on the RealEstateContacts.com portal website in the areas that they service and work enabling potential home buyers to view real estate listings and homes that are for sale and featured on the real estate agency’s website. This format is called a lead generation program for real estate professionals that are on the RealEstateContacts.com portal website.

Our business strategy is an ease of use approach which allows the consumer to view listings of homes from the website and video channel of their local real estate office or agent. In addition, our website will feature no more than five agents per territory. This policy will eliminate a substantial amount of the competition for the real estate agent, broker and office. For this reason we believe our concept will have a high level of interest from any real estate professional.

Currently while there are other real estate directories and portals on the internet only a select few feature real estate agents on a semi-exclusive basis. We believe this approach will be attractive to real estate professionals in each locale.

We will also have the technology to focus on online media, particularly video. We will provide an online National Real Estate Video Listings Network that will include rich media content including weekly and monthly shows by region which can be sold to sponsors and to affiliates by territory.

We want to position our company as the first of its kind National Real Estate Listings Video Channel. We will operate the most definitive online video network for real estate.

Real Estate Contacts, Inc. will offer affiliate territories for local publishing of online real estate video channels in many areas, where our affiliate partner can own their own network channel, manage the publishing and display hundreds of video properties in a true television format through one simple tool giving real estate professionals exposure for their properties in less time and for less money.

The RealEstateContacts.com portal website also features local mortgage brokers, lenders, real estate appraisers and real estate attorneys that want more traffic and exposure to their website for potential new clients. By featuring local mortgage brokers, appraisers and real estate attorneys our website allows the consumer to have access to any financial, legal or appraisals questions and can receive all the information they need quickly in their geographical area. The driving of internet traffic is the key to any online marketing company. We intend to build our advertising campaign around all internet related marketing concepts, such as search engine optimization, pay per clicks advertising, banner advertising, email marketing, and linking up to other real estate portals and directories.

Our goal is to connect real estate professionals with consumers who are interested in buying or selling a home. We currently are aligned with over 2000 real estate offices and agents covering all 50 states.

We plan to grow revenues in the next 12 months by undertaking the following steps:

•
Devote greater resources to marketing and selling our services such as developing and creating a more productive advertising sales division within our company by the hiring of advertising sales account executives.

•
Focus to expand our network of advertisers and real estate professionals by increasing our online presence to include various marketing channels such as the major search engines, Google, Yahoo and Bing.

•	Expand our company’s public relations by creating more brand awareness on the internet. An example would be to focus on other social media websites such as Facebook, Twitter, and Linkedin.
•
Develop other marketing programs to efficiently increase our brand awareness such as email campaigns, newsletters, linking our website to other real estate business websites, real estate portals and directories.

•
We intend to continue, maintain and aggressively pursue to build our advertising campaign around all internet related marketing concepts, such as search engine optimization, pay per click advertising, banner advertising and social media networks.

•	Focus on driving more internet traffic and unique visitors to our website by using these search engine marketing techniques.
•	We plan to advertise on internet search engines and other websites, and supplement this advertising with other media to help manage and geographically target consumer traffic and lead volume.
•
We plan to increase our online Search Engine Marketing to create more unique users. Measuring unique users is important to us because our advertising revenues depend in part on our ability to enable our consumers to connect with real estate professionals.  We define a unique user as a user who visits our website at least once during a calendar month, as measured by our analytical tools.

•
The number of real estate subscribers (advertiser) on our website is an important driver of revenue growth because each subscriber pays us a yearly fee to participate in the advertising of their services.

•
Build, develop, market and hire national sales account advertising executives and create additional revenues by offering real estate professionals for a yearly advertising fee the opportunity to have their own real estate video channel on the internet.

Limited Operating History

We have generated a limited financial history and have not previously demonstrated that we will be able to expand our business through increased investment in marketing activities. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful.  The business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Future financing may not be available to us on acceptable terms. If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

For the three months ended March 31, 2011 compared to March 31, 2010

Results of Operation

Revenues generated were $2,296 and $2,234 for the period ended March 31, 2011 and 2010, respectively.   Revenue has been increasing due to the acceptance and awareness of our sites service offering.

Operating expenses were $39,836 and $16,879 for the periods ended March 31, 2011 and 2010, respectively. The Company has recorded significant non-cash expenses related to salaries. Other significant expenses incurred are related to professional expense related to the preparation of our public filing. We expect professional fees to continue to be significant expense as our reporting requirements should be increasing, as required as a public company. Additionally, we had increased our advertising and marketing efforts in 2010, resulting in an increase of approximately $16,000. We anticipate that our advertising and costs of acquiring new subscribers will increase over the future periods, as we attempt to increase our revenue base to cover future operating costs.

Capital Resources and Liquidity

As of March 31, 2011 we have $12,896 cash on hand to meet our current obligations. As of March 31, 2011, we have a negative working capital of $190,265 and for the three months ended March 31, 2011 have used $17,863 in our operating activities.

Based upon the above, we do not believe we have enough cash to support our daily operations for the next 12 months while we are attempting to expand operations and produce revenues. We estimate the Company needs an additional $250,000 to implement its business plans over the next twelve months. We need to spend an additional $15,000 to complete the registration of the securities described in this registration statement. In addition, we anticipate we will need a minimum of $100,000 to cover operational and administrative expenses for the next twelve months. The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee. If we are unable to satisfy our cash requirements we may be unable to proceed with the Offering and our plan of operations.

Future financing for our operations may not be available to us on acceptable terms. To raise equity will require the sale of stock and the debt financing will require institutional or private lenders. We do not have any institutional or private lending sources identified.  If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

For the Year ended December 31, 2010

Results of Operations

Revenues generated were $6,646 and $3,525 for the years ended December 31, 2010 and 2009, respectively. Revenue has been increasing due to the acceptance and awareness of our sites service offering.

Operating expenses were $612,132 and $73,233 for the years ended December 31, 2010 and 2009, respectively. The Company has recorded $500,000 for the year ended December 31, 2010 compared to $0 for the year ended December 31, 2009 in non-cash expenses related to salaries. The Company is currently accruing salaries of $60,000 per year. Other significant expenses incurred are related to professional expense related to the preparation of our public filing. We expect professional fees to continue to be significant expense as our reporting requirements should be increasing, as required as a public company.   Additionally, we had increased our advertising and marketing efforts in 2010, resulting in an increase of approximately $16,000.  We anticipate that our advertising and costs of acquiring new subscribers will increase over the future periods, as we attempt to increase our revenue base to cover future operating costs.

Off-Balance Sheet Arrangements

The company does not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of July 27 , 2011. Our executive officer holds office until he or she resigns.

Name	Age	Position
Robert DeAngelis	55	President, Chief Financial Officer, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Robert DeAngelis, President, Chief Executive Officer, Age 55

Robert DeAngelis is the Founder, President and Chief Financial Officer of Real Estate Contacts, Inc., and has been since the company’s inception in 2005.  Mr. DeAngelis brings to the company over 20 years of successful business development and management experience along with a strong diverse background of sales, financial and internet experience.  Mr. DeAngelis is responsible for running the overall day to day management operations of the companies’ administrative functions, corporate filings, strategic evolution direction of the business, the overall vision as well as the sales and marketing for the company.

From 1997-2005 Mr. DeAngelis developed a company named The Privilege Club, Inc.  This company was a print and internet advertising company for upper scale retailers and business owners. Prior to developing The Privilege Club, between 1987 through 1997 he developed a print and newspaper advertising company named Shopping Center Promotions and Marketing, Inc.  In this capacity, Mr. DeAngelis planned successful marketing and advertising strategies working with shopping center owners and management owners in the South Florida area. From 1979 through 1985, Mr. DeAngelis managed several branch real estate offices in Ft. Lauderdale, Florida consisting of Century 21, ERA and Realty World Franchises.

In 1974, Mr. DeAngelis received his Associate’s Degree in Applied Business and his Bachelor of Science in Business Administration in 1977 from Youngstown University, Youngstown, Ohio.

Board Committee

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated Board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten (10) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

▪
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

▪	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

▪
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

▪	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from 2008, through December 31, 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Robert DeAngelis, President, Chief Executive Officer	2010 2009 2008	$60,000 60,000 60,000	500,000 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	$560,000 60,000 60,000

•	The $500,000 performance bonus was paid by the issuance of 10,000,000 common shares.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officer named in the summary compensation table since inception.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised since inception by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to the named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

On March 10, 2010, we entered into an employment agreement with Robert DeAngelis, our Chief Executive Officer. The employment agreement is for a period of three years and can be cancelled upon written notice by either employee or employer (if certain employee acts of misconduct are committed). The total minimum aggregate annual amount due under the employment agreement is $60,000 plus bonuses. During 2010, the Company paid a $500,000 bonus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of July 27 , 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Robert DeAngelis 240 Windsor Ridge #36 New Castle, Pennsylvania 16105	Common Stock	37,000,000	67.2%

All Executive Officers and Directors as a group (1)			67.2%

(1)	Based on 55,030,000 shares of common stock outstanding as of July 27 , 2011. Includes persons owning more than 5% of the outstanding shares of common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On March 10, 2010, we entered into an employment agreement with Robert DeAngelis, our Chief Executive Officer. The employment agreement is for a period of three years and can be cancelled upon written notice by either employee or employer (if certain employee acts of misconduct are committed). The total minimum aggregate annual amount due under the employment agreement is $60,000 plus bonuses which was $500,000 in 2010. The total amount owed to Mr. DeAngelis as of December 31, 2010 was $151,482. The Company intends to pay this amount at a time when revenues are generated in amount to cover the Company’s day to day operations and Mr. DeAngelis salary.

Robert Deangelis has advanced funds or deferred contractual salaries since inception, for the purpose of financing working capital and product development.  Advances amounted to $151,482 and $128,812 for the years ended December 31, 2010 and 2009, respectively. There are no repayment terms to this advance.  In the absence of a formal agreement or stated interest rate, the Company is accruing interest at a minimal variable rate, currently 2%.  Management will periodically adjust the rate recognized, following guidelines of applicable federal rates of interest.

The Company has minimal needs for facilities and operates from office space provided by the majority shareholder. There are no lease terms. Beginning in 2008, rent has been calculated based on the limited needs at a fair value of the space provided.  Rent expense was $1,200 and  $1,200 for the years ended December 31, 2010 and 2009. The Company is considering renting a facility in the future, upon adequate funding or meeting profitable earnings.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

Other than Mr. DeAngelis the Company has no promoters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company will not voluntarily send an annual report to shareholders. The Company will file reports with the Securities and Exchange Commission and the public may read a copy of any materials we file with the Commission. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the Commission. www.SEC.Gov.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Real Estate Contacts, Inc.

18,030,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is______________, 2011

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee		$209
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees	$
Accounting fees and expenses		$15,000
Legal fees and expense		$35,000
Blue Sky fees and expenses		$1,000
Miscellaneous	$
Total		$51,209

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Florida on March 10, 2005.  On March 10, 2005, 2,000,000 were issued to Robert DeAngelis as founder shares.  On March 1, 2007, 25,000,000 shares of common stock in consideration for services rendered to the Corporation in connection with founding, organizing and managing since inception.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. DeAngelis had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 7, 2011, 100,000 shares of common stock were issued to Peter Messineo in consideration for $10,000 of professional services, which Mr. Messineo provided to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Messineo had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During the year ended December 31, 2010, the Company issued 10,000,000 shares to the president for services rendered. These shares were valued at $.05 per share, based on the established fair value of shares sold to unrelated third party investors at the time of grant as compensation expense of $500,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. DeAngelis had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We sold, through a Regulation D, Rule 506 private offering completed on June 29, 2005, a total of 150,000 shares of common stock to 1 investor, at a price of $0.05 per share, for aggregate offering proceeds of $7,500. The following sets forth the identity of persons to whom we sold these shares and the amount of shares owned by each shareholder:

Jim Nelson	150,000

We sold, through a Regulation D, Rule 506 private offering completed on December 18, 2006, a total of 300,000 shares of common stock to 3 investors, at a price of $0.05 per share, for aggregate offering proceeds of $15,000. The following sets forth the identity of persons to whom we sold these shares and the amount of shares owned by each shareholder:

Ron Chapman	100,000
Gary Wilstein	100,000
Ron Chapman	100,000

We sold, through a Regulation D, Rule 506 private offering completed on December 28, 2007, a total of 1,250,000 shares of common stock to the investors listed, at various prices per share, for aggregate offering proceeds of $59,500. The following sets forth the identity of persons to whom we sold these shares and the amount of shares owned by each shareholder:

Robert Burton	02/02/07	0.050	200,000
Gary Wilstein	03/20/07	0.050	50,000
Charles Lamar Hattaway	04/03/07	0.050	250,000
Gary Wilstein	04/26/07	0.050	75,000
Charles Lamar Hattaway	05/23/07	0.050	50,000
Gary Wilstein	06/25/07	0.050	75,000
Charles Lamar Hattaway	07/12/07	0.050	100,000
Jim Nelson	07/17/07	0.050	30,000
Kish Gohill	09/01/07	0.100	10,000
Nick Sfroza	10/26/07	0.100	10,000
Jeff Juneau	11/21/07	0.100	25,000
Jim Hughes	12/01/07	0.050	100,000
Jeff Juneau	12/13/07	0.031	175,000
Jim Hughes	12/28/07	0.030	100,000

We sold, through a Regulation D, Rule 506 private offering completed on December 30, 2008, a total of 573,000 shares of common stock to the investors listed, at various prices per share, for aggregate offering proceeds of $38,300. The following sets forth the identity of persons to whom we sold these shares and the amount of shares owned by each shareholder:

Greg Barnhart	02/18/08	0.100	25,000
Jim Hughes	03/17/08	0.040	50,000
Joe Antoniotti	03/18/08	0.100	25,000
Nick Sfroza	05/08/08	0.100	5,000
Hector Llorens	05/16/08	0.100	30,000
Gary Schroeder	05/29/08	0.100	50,000
Nick Sfroza	06/04/08	0.100	3,000
Allan Modi	06/10/08	0.100	10,000
Don Ledingham	07/17/08	0.100	25,000
Anthony DiPiazza	08/07/08	0.050	100,000
Anthony DiPiazza	08/31/08	0.050	100,000
Jeff Juneau	10/01/08	0.040	50,000
Mike Eager	11/21/08	0.100	50,000
Mike Eager	12/30/08	0.040	50,000

We sold, through a Regulation D, Rule 506 private offering completed on November 5, 2009, a total of 737,000 shares of common stock to the investors listed, at various prices per share, for aggregate offering proceeds of $52,700. The following sets forth the identity of persons to whom we sold these shares and the amount of shares owned by each shareholder:

Todd Burkdoll	02/24/09	0.050	100,000
ID Bluford	03/12/09	0.050	20,000
Gary Schroeder	03/18/09	0.050	50,000
Jim Akers	03/26/09	0.100	10,000
Robert Burton	03/30/09	0.050	100,000
Don Broughton	03/31/09	0.100	100,000
Stanley Odem	05/01/09	0.100	10,000
Dale Baker	05/13/09	0.100	10,000
Don Broughton	05/28/09	0.100	100,000
Dale Baker	06/18/09	0.100	10,000
Jonathan Reagle	07/15/09	0.100	5,000
Dorothy Read	07/23/09	0.100	30,000
John O'Donnell	07/31/09	0.100	20,000
Larry Philips	08/01/09	0.100	5,000
Nick Sfroza	08/24/09	0.100	7,000
William Read	08/25/09	0.100	10,000
Todd Burkdoll	11/05/09	0.050	150,000

We sold, through a Regulation D, Rule 506 private offering completed on December 20, 2010, a total of 11,385,000 shares of common stock to the investors listed, at various prices per share, for aggregate offering proceeds of $85,300. The following sets forth the identity of persons to whom we sold these shares and the amount of shares owned by each shareholder:

Mike Cross	02/23/10	0.100	25,000
Tom Winter	03/26/10	0.100	5,000
ID Bluford	04/27/10	0.050	10,000
Dale Baker	04/28/10	0.100	5,000
Tom Winter	05/12/10	0.100	5,000
Eleanor Sacco	05/24/10	0.100	10,000
Joe Ball	06/04/10	0.100	5,000
Eleanor Sacco	06/15/10	0.100	10,000
Byrd & Company (Jim Byrd)	06/21/10	0.005	2,000,000
Emerging Markets Consulting, LLC( James Painter)	06/21/10	0.005	4,000,000
Douglas S. Hacket	06/22/10	0.005	4,000,000
Jeffrey P. Juneau	07/14/10	0.040	50,000
Gary Wilstein	07/31/10	0.050	100,000
Michael J. Eager	08/27/10	0.030	100,000
James Todd Burkdoll	09/10/10	0.050	50,000
Gary Wilstein	10/19/10	0.020	100,000
Robert Burton	10/27/10	0.020	200,000
Thomas Winter	11/01/10	0.020	90,000
Donald Broughton	10/27/10	0.020	100,000
James Nelson	11/19/10	0.050	20,000
Gary Wilstein	11/26/10	0.010	250,000
Gary Wilstein	12/20/10	0.010	250,000

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2009 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.
(D)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1*	Articles of Incorporation Amended Articles of Incorporation
3.2*	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1*	Robert DeAngelis Employment Agreement
23.1	Consent of Webb and Company, P.A.
23.2	Consent of Counsel (included in exhibit 5.1)

*	Incorporated by reference to Form S-I filed on June 15, 2011

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Castle, State of Pennsylvania on July 27 , 2011.

Real Estate Contacts, Inc.

/s/ Robert DeAngelis
Name: Robert DeAngelis
Position: President
Principal Executive Officer, Principal Financial Officer Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated:  July 27 , 2011

/s/ Robert DeAngelis
Name: Robert DeAngelis
Position: President
Principal Executive Officer, Principal Financial Officer Principal Accounting Officer and Director